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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 28, 1999

                           ACACIA RESEARCH CORPORATION
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             (Exact name of registrant as specified in its charter)


             Delaware                  000-26068             95-4405754
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  (State or other jurisdiction of    (Commission          (I.R.S. Employer
  incorporation or organization)     File Number)        Identification No.)

                                                               (626) 396-8300




55 South Lake Avenue, Pasadena, California                     91101
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  (Address of principal executive office)                    (Zip Code)

  Registrant's telephone number including area code:       (626) 396-8300


        (Former name or former address, if changed since last report.)
                                Not applicable



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ITEM 5.  OTHER EVENTS.

         Effective December 28, 1999, the Registrant has changed its state of incorporation from California to Delaware by means of a merger into a wholly-owned Delaware subsidiary. This change in its state of incorporation was approved by the holders of a majority of the Registrant's outstanding shares of Common Stock at the Registrant's Special Meeting of Shareholders on December 9, 1999.

         The Registrant is continuing its business as a Delaware corporation. The Reincorporation will not result in any change in the Registrant's name, business, assets or liabilities; will not cause the Registrant's corporate headquarters or other facilities to be moved; and will not result in any relocation of management or other employees.

         Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for the Registrant's shares automatically represent an equal number of shares in the Delaware corporation upon completion of the merger. The Registrant's common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit           Description
Number

2.1 Agreement and Plan of Merger of Acacia Research Corporation, a California corporation, and Acacia Research Corporation, a Delaware corporation, dated as of December 23, 1999.


                                     2

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ACACIA RESEARCH CORPORATION


                                      By: /s/ Paul R. Ryan
                                          ----------------------------------
                                          Paul R. Ryan
                                          President and Chief Executive Officer

Date:  December 30, 1999